EXHIBIT 32

SECTION 1350 CERTIFICATION

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Each of the undersigned hereby certifies that the Annual Report on Form 10-K for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:  August 29, 2008

/s/  Roger L. Fix

_______________________________

Roger L. Fix

President/Chief Executive Officer

Dated:  August 29, 2008

/s/  Thomas D. DeByle

_______________________________

Thomas D. DeByle

Vice President/Chief Financial Officer